EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS RECORD QUARTERLY EARNINGS PER SHARE
Core Net New Assets Rise 28% Sequentially to $139.0 Billion, a Third Quarter Record
Total Client Assets Reach $7.61 Trillion, up 14% Year-to-Date

    WESTLAKE, Texas, October 15, 2021 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2021 was a record $1.5 billion compared with $1.3 billion for the second quarter of 2021, and $698 million for the third quarter of 2020. Net income for the nine months ended September 30, 2021 was $4.3 billion, compared with $2.2 billion for the year-earlier period. The company’s financial results include TD Ameritrade from October 6, 2020 forward, as well as certain acquisition and integration-related costs and the amortization of acquired intangibles. For the third quarter and first nine months of 2021, these transaction-related expenses totaled $257 million and $828 million, respectively, on a pre-tax basis. In addition, the company’s results for the first nine months of 2021 included a non-deductible charge of approximately $200 million regarding a previously disclosed regulatory matter.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights (1)	2021	2020	Change	2021	2020	Change

Net revenues (in millions)	$4,570	$2,448	87%	$13,812	$7,515	84%
Net income (in millions)
GAAP	$1,526	$698	119%	$4,275	$2,164	98%
Adjusted (1)	$1,722	$749	130%	$4,895	$2,318	111%
Diluted earnings per common share
GAAP	$.74	$.48	54%	$2.06	$1.54	34%
Adjusted (1)	$.84	$.51	65%	$2.39	$1.66	44%
Pre-tax profit margin
GAAP	44.0%	36.3%		41.2%	37.6%
Adjusted (1)	49.6%	39.1%		47.2%	40.3%
Return on average common
stockholders’ equity (annualized)	12%	10%		11%	12%
Return on tangible
common equity (annualized) (1)	23%	12%		21%	14%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

CEO Walt Bettinger said, “Guided by our “Through Clients’ Eyes” strategy, Schwab continues to drive robust business momentum as we support investors through an uneven economic recovery. While bullish sentiment largely persisted throughout the third quarter, debates regarding the overall pace of economic growth, the potential path of inflation, and the ultimate impact of certain global market disruptions weighed on this optimism – contributing to the S&P 500® ending September essentially flat versus June 30. Through it all, investors consistently turned to Schwab as a trusted financial partner, opening over a million new brokerage accounts for the fourth consecutive quarter – bringing year-to-date new brokerage accounts to 6.0 million. We generated core net new assets of $139.0 billion in the quarter, pushing asset gathering for the first nine months of the year to $396.0 billion, representing an 8% annualized organic growth rate.

Total client assets ended September at $7.61 trillion, up from $6.69 trillion at year-end 2020. In addition, while the third quarter is often viewed as a slower period for client activity, engagement levels showed persistent strength through the summer months – daily average trade volumes softened only modestly versus the prior quarter to 5.5 million.”

Mr. Bettinger continued, “We believe our ‘no trade-offs’ approach to combining value, service, transparency and trust has enabled us to continue meeting the needs of the expanding population of individual investors and independent investment advisors who look to Schwab for support. Clients remained highly engaged with our banking services during the third quarter, as demonstrated by a 21% increase in mortgage originations and 66% growth in Pledged Asset Line® balances on a year-over-year basis. Additionally, investor interest in low-cost investing solutions elevated our Schwab-managed ETFs to a record $251.6 billion in assets, up 49% year-over-year. Retail clients also sought out our help and guidance; over $437 billion of assets were enrolled in one of our advisory offerings at month-end September, representing an increase of 24% from a year ago. Finally, in support of our independent investment advisors we further enhanced the digital onboarding experience for new accounts to include integrated funding, end-client editing capabilities, and detailed status tracking, among other improvements. This streamlined and collaborative functionality minimizes the potential for errors and delays, saving advisors time to focus on creating and building relationships.”

“I am incredibly proud of all the great work our team of talented employees have poured into serving our clients and each other this year and throughout the pandemic,” Mr. Bettinger concluded. “Their unwavering focus has kept the TD Ameritrade integration on track, helped advance our other key strategic initiatives, and yielded outstanding operating and financial performance for our company. As such, we rewarded them by implementing a special 5% pay increase, effective at the end of September. Additionally, to better reflect the changing ways our employees live and work, we introduced a hybrid workplace program designed to provide greater flexibility while still maintaining our strong, interconnected culture. Investing in our talent, alongside other platform and service investments, allows us to continue building the future of modern wealth management.”

CFO Peter Crawford added, “Consistent execution of our strategy and sustained business momentum, in combination with our diversified revenue model, helped produce impressive financial performance in the third quarter. Net interest revenue grew 4% versus the second quarter of 2021, driven by further expansion of our interest-earning asset base, including strength in lending activity and rising investment portfolio balances. This expansion more than offset a decline in securities lending revenue as well as a lower average yield on outstanding margin loans. Asset management and administration fees increased 5% sequentially, driven by rising balances in both proprietary and third-party mutual fund and ETF offerings and advisory solutions. Trading revenue edged up 1% as a higher proportion of derivatives bolstered revenue per trade in the third quarter, offsetting the impact of an 8% slowdown in activity overall. Turning to expenses, our total GAAP spending declined 9% sequentially to $2.6 billion, which included $104 million in acquisition and integration-related costs and $153 million in amortization of acquired intangibles. Exclusive of these items (1), adjusted total expenses were down 8% quarter-over-quarter. The sequential declines in GAAP and adjusted expenses largely reflect lower Other expenses due to the non-recurring nature of the regulatory charge in the second quarter. The combination of our revenue growth and steady expense discipline enabled us to produce a 44.0% pre-tax profit margin – 49.6% on an adjusted basis (1) – our highest quarterly level since late 2019.”

Mr. Crawford concluded, “As we navigated the third quarter’s mixed macroeconomic environment, we worked to further enhance our liquidity position and streamline our capital structure. In August, we issued $850 million in long-term senior notes, marking our third debt issuance in 2021. We also completed a tender offer to exchange nearly $2 billion of TD Ameritrade Holding Corporation debt for an equal amount of equivalent Charles Schwab Corporation debt. Both organic client activity and the previously announced bank deposit account migrations helped our consolidated balance sheet reach $607.5 billion as of September 30, and the company’s preliminary Tier 1 Leverage Ratio was 6.3%. Our ongoing ability to maintain a healthy balance sheet and strong capital base enabled us to deliver a 12% return on equity and 23% ROTCE (1) for the quarter. Supported by the outstanding work of the entire Schwab team, we continue to operate from a position of strength, leveraging our sustained business momentum to keep building long-term stockholder value.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on recent account activity was posted on May 14, 2021.

Forward-Looking Statements
This press release contains forward-looking statements relating to business momentum; growth in the client base, accounts and assets; integration of TD Ameritrade; strategic initiatives; investments to attract and retain talent, improve service and the client experience, expand products, services and offerings to meet client needs, diversify revenues, and drive scale and efficiency; balance sheet and capital base strength; and stockholder value. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; monetize client assets; and manage expenses. Other important factors include general market conditions, including equity valuations, trading activity, the level of interest rates – which can impact money market fund fee waivers, and credit spreads; market volatility; client use of the company’s advisory solutions and other products and services; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; the migration of bank deposit account balances; balance sheet cash; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; adverse developments in the resolution and settlement amount of the pending regulatory matter; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 32.7 million active brokerage accounts, 2.2 million corporate retirement plan participants, 1.6 million banking accounts, and approximately $7.61 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Revenues
Interest revenue	$2,153	$1,432	$6,236	$4,626
Interest expense	(123)	(89)	(348)	(322)
Net interest revenue	2,030	1,343	5,888	4,304
Asset management and administration fees (1)	1,101	860	3,164	2,488
Trading revenue	964	181	3,135	562
Bank deposit account fees	323	—	1,011	—
Other	152	64	614	161
Total net revenues	4,570	2,448	13,812	7,515
Expenses Excluding Interest
Compensation and benefits	1,303	840	4,051	2,556
Professional services	250	194	723	574
Occupancy and equipment	246	155	722	449
Advertising and market development	119	66	363	203
Communications	144	73	457	226
Depreciation and amortization	140	97	404	284
Amortization of acquired intangible assets	153	25	461	43
Regulatory fees and assessments	64	36	208	106
Other	140	73	733	250
Total expenses excluding interest	2,559	1,559	8,122	4,691
Income before taxes on income	2,011	889	5,690	2,824
Taxes on income	485	191	1,415	660
Net Income	1,526	698	4,275	2,164
Preferred stock dividends and other	120	83	364	171
Net Income Available to Common Stockholders	$1,406	$615	$3,911	$1,993
Weighted-Average Common Shares Outstanding:
Basic	1,888	1,289	1,885	1,288
Diluted	1,898	1,294	1,895	1,294
Earnings Per Common Shares Outstanding (2):
Basic	$.74	$.48	$2.07	$1.55
Diluted	$.74	$.48	$2.06	$1.54

(1) Includes fee waivers of $83 million and $246 million for the three and nine months ended September 30, 2021, respectively, and $44 million and $59 million for the three and nine months ended September 30, 2020, respectively.
(2) For the three and nine months ended September 30, 2021, the Company had voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q3-21 % change		2021			2020
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-20	Q2-21	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	51%	4%	$2,030	$1,947	$1,911	$1,809	$1,343
Asset management and administration fees	28%	5%	1,101	1,047	1,016	987	860
Trading revenue	N/M	1%	964	955	1,216	854	181
Bank deposit account fees	N/M	(4)%	323	337	351	355	—
Other	138%	(37)%	152	241	221	171	64
Total net revenues	87%	1%	4,570	4,527	4,715	4,176	2,448
Expenses Excluding Interest
Compensation and benefits	55%	(1)%	1,303	1,318	1,430	1,398	840
Professional services	29%	1%	250	247	226	269	194
Occupancy and equipment	59%	3%	246	239	237	254	155
Advertising and market development	80%	(7)%	119	128	116	123	66
Communications	97%	(13)%	144	166	147	127	73
Depreciation and amortization	44%	4%	140	135	129	130	97
Amortization of acquired intangible assets	N/M	(1)%	153	154	154	147	25
Regulatory fees and assessments	78%	(3)%	64	66	78	57	36
Other	92%	(61)%	140	355	238	195	73
Total expenses excluding interest	64%	(9)%	2,559	2,808	2,755	2,700	1,559
Income before taxes on income	126%	17%	2,011	1,719	1,960	1,476	889
Taxes on income	154%	7%	485	454	476	341	191
Net Income	119%	21%	$1,526	$1,265	$1,484	$1,135	$698
Preferred stock dividends and other	45%	(19)%	120	148	96	85	83
Net Income Available to Common Stockholders	129%	26%	$1,406	$1,117	$1,388	$1,050	$615
Earnings per common share (1):
Basic	54%	25%	$.74	$.59	$.74	$.57	$.48
Diluted	54%	25%	$.74	$.59	$.73	$.57	$.48
Dividends declared per common share	—	—	$.18	$.18	$.18	$.18	$.18
Weighted-average common shares outstanding:
Basic	46%	—	1,888	1,886	1,882	1,848	1,289
Diluted	47%	—	1,898	1,896	1,892	1,855	1,294
Performance Measures
Pre-tax profit margin			44.0%	38.0%	41.6%	35.3%	36.3%
Return on average common stockholders’ equity (annualized) (2)			12%	10%	12%	11%	10%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	25%	13%	$34.3	$30.3	$48.6	$40.3	$27.5
Cash and investments segregated	43%	6%	42.3	39.9	40.4	50.4	29.6
Receivables from brokerage clients — net	N/M	5%	86.6	82.2	74.7	64.4	25.4
Available for sale securities	24%	5%	377.0	359.6	341.6	337.4	303.8
Bank loans — net	42%	9%	31.6	28.9	25.4	23.8	22.3
Total assets	45%	6%	607.5	574.5	563.5	549.0	419.4
Bank deposits	23%	7%	395.3	368.6	369.9	358.0	320.7
Payables to brokerage clients	118%	8%	113.1	105.0	101.3	104.2	52.0
Short-term borrowings	N/M	(14)%	3.0	3.5	2.5	—	—
Long-term debt	150%	4%	19.5	18.7	17.7	13.6	7.8
Stockholders’ equity	83%	—	57.4	57.5	55.6	56.1	31.3
Other
Full-time equivalent employees (at quarter end, in thousands)	47%	—	32.4	32.5	32.0	32.0	22.1
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	44%	(22)%	$176	$225	$209	$200	$122
Expenses excluding interest as a percentage of average client assets (annualized)			0.13%	0.15%	0.16%	0.17%	0.14%
Clients’ Daily Average Trades (DATs) (in thousands)	N/M	(8)%	5,549	6,042	8,414	5,796	1,460
Number of Trading Days	—	2%	64.0	63.0	61.0	63.0	64.0
Revenue Per Trade (3)	40%	8%	$2.71	$2.51	$2.37	$2.34	$1.94

Note: The above table reflects the recognition of TD Ameritrade’s assets acquired and liabilities assumed at fair value as of October 6, 2020. Results of operations and metrics are inclusive of TD Ameritrade beginning October 6, 2020.
(1) Beginning in the fourth quarter of 2020, the Company had voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2021			2020			2021			2020
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$38,732	$11	0.12%	$32,628	$8	0.10%	$39,848	$27	0.09%	$40,410	$112	0.37%
Cash and investments segregated	42,617	5	0.04%	33,214	14	0.16%	43,914	19	0.06%	30,162	128	0.56%
Receivables from brokerage clients	80,873	628	3.04%	21,242	125	2.31%	74,831	1,800	3.17%	19,442	404	2.73%
Available for sale securities (1)	362,204	1,187	1.30%	276,081	1,103	1.59%	348,477	3,381	1.29%	236,204	3,434	1.93%
Bank loans	30,235	161	2.12%	21,668	134	2.46%	27,336	448	2.18%	20,248	411	2.70%
Total interest-earning assets	554,661	1,992	1.42%	384,833	1,384	1.43%	534,406	5,675	1.41%	346,466	4,489	1.72%
Securities lending revenue (2)		159			47			557			133
Other interest revenue (2)		2			1			4			4
Total interest-earning assets (3)	$554,661	$2,153	1.54%	$384,833	$1,432	1.47%	$534,406	$6,236	1.55%	$346,466	$4,626	1.77%
Funding sources
Bank deposits	$384,561	$14	0.01%	$310,685	$12	0.02%	$371,974	$40	0.01%	$275,860	$81	0.04%
Payables to brokerage clients	92,498	3	0.01%	40,169	1	0.01%	89,087	7	0.01%	36,001	10	0.04%
Short-term borrowings (4)	3,485	3	0.34%	5	—	0.12%	2,617	6	0.32%	16	—	0.29%
Long-term debt	19,030	99	2.10%	7,992	69	3.46%	17,225	281	2.18%	8,014	212	3.53%
Total interest-bearing liabilities	499,574	119	0.09%	358,851	82	0.09%	480,903	334	0.09%	319,891	303	0.13%
Non-interest-bearing funding sources (3)	55,087			25,982			53,503			26,575
Securities lending expense (2)		4			10			16			26
Other interest expense (2)		—			(3)			(2)			(7)
Total funding sources (3)	$554,661	$123	0.09%	$384,833	$89	0.09%	$534,406	$348	0.09%	$346,466	$322	0.13%
Net interest revenue		$2,030	1.45%		$1,343	1.38%		$5,888	1.46%		$4,304	1.64%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in the fourth quarter of 2020, securities lending revenue has been reclassified from broker-related receivables and other revenue. Securities lending expense has been reclassified from other expense. Prior period amounts have been reclassified to reflect this change.
(3) Beginning in the fourth quarter of 2020, broker-related receivables were removed from total interest-earning assets and netted against non-interest-bearing funding sources, resulting in an immaterial reduction to total interest-earning assets and total funding sources. Prior period amounts have been reclassified to reflect this change.
(4) Interest revenue or expense was less than $500 thousand in the period or periods presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2021			2020			2021			2020
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$149,508	$112	0.30%	$199,822	$153	0.30%	$158,749	$348	0.29%	$205,544	$469	0.30%
Fee waivers		(83)			(44)			(246)			(59)
Schwab money market funds	149,508	29	0.08%	199,822	109	0.22%	158,749	102	0.09%	205,544	410	0.27%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	441,344	99	0.09%	306,899	75	0.10%	411,312	279	0.09%	290,759	219	0.10%
Mutual Fund OneSource® and other non- transaction fee funds	234,582	188	0.32%	197,809	154	0.31%	228,643	540	0.32%	187,153	436	0.31%
Other third-party mutual funds and ETFs (1)	918,363	187	0.08%	469,822	85	0.07%	888,003	533	0.08%	446,007	235	0.07%
Total mutual funds, ETFs, and CTFs (2)	$1,743,797	503	0.11%	$1,174,352	423	0.14%	$1,686,707	1,454	0.12%	$1,129,463	1,300	0.15%
Advice solutions (2)
Fee-based	$463,827	511	0.44%	$307,983	373	0.48%	$445,521	1,469	0.44%	$277,297	999	0.48%
Non-fee-based	90,649	—	—	73,850	—	—	87,758	—	—	71,438	—	—
Total advice solutions	$554,476	511	0.37%	$381,833	373	0.39%	$533,279	1,469	0.37%	$348,735	999	0.38%
Other balance-based fees (3)	632,806	68	0.04%	443,929	51	0.05%	604,995	195	0.04%	428,191	150	0.05%
Other (4)		19			13			46			39
Total asset management and administration fees		$1,101			$860			$3,164			$2,488
(1) Beginning in the fourth quarter of 2020, includes third-party money funds related to the acquisition of TD Ameritrade.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-21 % Change		2021			2020
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-20	Q2-21	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	36%	7%	$503.9	$469.5	$467.3	$458.4	$370.3
Bank deposit account balances	N/M	(5)%	153.3	161.9	164.2	165.9	—
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	(22)%	(3)%	147.7	151.9	163.6	176.1	190.3
Equity and bond funds and CTFs (2)	33%	1%	167.4	165.9	152.9	142.9	125.5
Total proprietary mutual funds and CTFs	—	(1)%	315.1	317.8	316.5	319.0	315.8
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	15%	(2)%	234.7	240.2	227.3	223.9	203.6
Mutual fund clearing services	19%	—	271.9	271.3	248.7	252.9	228.4
Other third-party mutual funds (4)	71%	1%	1,450.1	1,441.5	1,375.8	1,304.6	848.1
Total Mutual Fund Marketplace	53%	—	1,956.7	1,953.0	1,851.8	1,781.4	1,280.1
Total mutual fund assets	42%	—	2,271.8	2,270.8	2,168.3	2,100.4	1,595.9
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	49%	3%	251.6	245.2	220.9	198.8	168.9
Other third-party ETFs	131%	2%	1,183.7	1,158.8	1,035.1	947.3	512.6
Total ETF assets	111%	2%	1,435.3	1,404.0	1,256.0	1,146.1	681.5
Equity and other securities	105%	—	2,976.7	2,988.8	2,721.0	2,504.7	1,453.2
Fixed income securities	12%	(1)%	356.8	359.6	364.5	377.1	318.0
Margin loans outstanding	N/M	5%	(83.8)	(79.8)	(72.2)	(60.9)	(23.6)
Total client assets	73%	1%	$7,614.0	$7,574.8	$7,069.1	$6,691.7	$4,395.3
Client assets by business
Investor Services	74%	—	$4,137.7	$4,146.2	$3,865.9	$3,667.9	$2,377.7
Advisor Services	72%	1%	3,476.3	3,428.6	3,203.2	3,023.8	2,017.6
Total client assets	73%	1%	$7,614.0	$7,574.8	$7,069.1	$6,691.7	$4,395.3
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	N/M	30%	$57.9	$44.5	$65.1	$939.2	$18.9
Advisor Services (6)	151%	26%	81.1	64.3	68.7	751.5	32.3
Total net new assets	171%	28%	$139.0	$108.8	$133.8	$1,690.7	$51.2
Net market (losses) gains	N/M	N/M	(99.8)	396.9	243.6	605.7	234.0
Net growth (decline)	(86)%	(92)%	$39.2	$505.7	$377.4	$2,296.4	$285.2
New brokerage accounts (in thousands, for the quarter ended) (7)	99%	(29)%	1,178	1,657	3,153	15,774	592
Client accounts (in thousands)
Active brokerage accounts	127%	1%	32,675	32,265	31,902	29,629	14,393
Banking accounts	6%	—	1,580	1,574	1,608	1,499	1,486
Corporate retirement plan participants	28%	3%	2,207	2,149	2,105	2,054	1,722

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of September 30, 2021, off-platform equity and bond funds, CTFs, and ETFs were $21.0 billion, $6.0 billion, and $87.5 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of September 30, 2021, third-party money funds were $14.2 billion.
(5) First quarter of 2021 includes an outflow of $14.4 billion from a mutual fund clearing services client. Fourth quarter of 2020 includes inflows of $890.7 billion related to the acquisition of TD Ameritrade.
(6) Fourth quarter of 2020 includes inflows of $680.6 billion related to the acquisition of TD Ameritrade. Third quarter of 2020 includes an inflow of $8.5 billion related to the acquisition of Wasmer, Schroeder & Company, LLC.
(7) Fourth quarter of 2020 includes 14.5 million new brokerage accounts related to the acquisition of TD Ameritrade.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

The Charles Schwab Corporation Monthly Activity Report For September 2021

	2020				2021									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	27,782	26,502	29,639	30,606	29,983	30,932	32,982	33,875	34,529	34,503	34,935	35,361	33,844	(4)%	22%
Nasdaq Composite	11,168	10,912	12,199	12,888	13,071	13,192	13,247	13,963	13,749	14,504	14,673	15,259	14,449	(5)%	29%
Standard & Poor’s® 500	3,363	3,270	3,622	3,756	3,714	3,811	3,973	4,181	4,204	4,298	4,395	4,523	4,308	(5)%	28%
Client Assets (in billions of dollars)
Beginning Client Assets	4,489.7	4,395.3	5,878.5	6,421.0	6,691.7	6,759.6	6,900.5	7,069.1	7,336.1	7,395.7	7,574.8	7,642.7	7,838.2
Net New Assets (1)	20.0	1,596.9	32.1	61.7	34.2	37.0	62.6	37.2	28.1	43.5	44.3	51.8	42.9	(17)%	115%
Net Market (Losses) Gains	(114.4)	(113.7)	510.4	209.0	33.7	103.9	106.0	229.8	31.5	135.6	23.6	143.7	(267.1)
Total Client Assets (at month end)	4,395.3	5,878.5	6,421.0	6,691.7	6,759.6	6,900.5	7,069.1	7,336.1	7,395.7	7,574.8	7,642.7	7,838.2	7,614.0	(3)%	73%
Core Net New Assets (2)	20.0	25.6	32.1	61.7	34.2	51.4	62.6	37.2	28.1	43.5	44.3	51.8	42.9	(17)%	115%
Receiving Ongoing Advisory Services (at month end) (3)
Investor Services	361.2	425.3	457.1	471.8	472.4	481.3	495.2	511.1	517.8	525.1	531.9	542.5	530.1	(2)%	47%
Advisor Services (4)	1,870.1	2,505.5	2,715.7	2,828.3	2,840.6	2,913.3	2,997.9	3,112.5	3,150.4	3,209.3	3,256.5	3,333.4	3,253.2	(2)%	74%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	14,393	29,013	29,202	29,629	30,534	31,523	31,902	31,877	32,110	32,265	32,386	32,513	32,675	—	127%
Banking Accounts	1,486	1,496	1,504	1,499	1,518	1,542	1,608	1,562	1,584	1,574	1,578	1,594	1,580	(1)%	6%
Corporate Retirement Plan Participants	1,722	2,072	2,045	2,054	2,069	2,093	2,105	2,116	2,130	2,149	2,159	2,188	2,207	1%	28%
Client Activity
New Brokerage Accounts (in thousands) (5)	184	14,718	430	626	1,095	1,211	847	609	549	499	402	402	374	(7)%	103%
Client Cash as a Percentage of Client Assets (6)	12.8%	13.4%	12.4%	12.3%	12.2%	11.8%	11.5%	10.9%	10.8%	10.5%	10.4%	10.3%	10.8%	50 bp	(200) bp
Derivative Trades as a Percentage of Total Trades	14.5%	20.5%	19.4%	18.9%	17.4%	16.6%	18.5%	20.4%	20.9%	20.6%	22.2%	23.1%	23.1%	—	860 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (7,8)	392,784	442,119	466,677	482,394	517,306	514,885	520,074	527,194	528,642	536,146	546,579	552,372	565,379	2%	44%
Average Margin Balances (8)	22,780	48,095	53,916	59,142	62,999	69,064	71,266	72,863	75,921	78,410	79,910	81,021	81,705	1%	N/M
Average Bank Deposits Account Balances (8,9)	—	132,030	162,315	163,463	167,980	167,433	164,866	162,392	160,459	161,377	151,275	150,896	152,330	1%	N/M
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (10,11) (in millions of dollars)
Equities	(1,372)	(1,305)	10,980	13,875	8,234	14,246	16,301	13,422	9,854	10,873	7,418	8,808	7,596
Hybrid	(12)	(553)	(402)	359	407	832	1,133	877	1	390	666	569	335
Bonds	6,857	6,765	5,956	12,169	13,601	9,334	8,237	8,940	5,906	10,101	6,917	8,044	6,232
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (10)	757	(2,260)	2,832	6,336	5,713	6,273	6,190	5,754	2,022	5,872	2,644	3,876	(308)
Exchange-Traded Funds (11)	4,716	7,167	13,702	20,067	16,529	18,139	19,481	17,485	13,739	15,492	12,357	13,545	14,471
Money Market Funds	(6,627)	(4,021)	(5,908)	(7,332)	(5,248)	(4,405)	(4,528)	(5,153)	(3,988)	(3,806)	(2,501)	(1,372)	(1,512)
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) February 2021 includes an outflow of $14.4 billion from a mutual fund clearing services client. October 2020 includes an inflow of $1.6 trillion related to the acquisition of TD Ameritrade.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Beginning in December 2020, AdvisorDirect® assets are presented as Investor Services. In December 2020, $46.5 billion and $50.4 billion for October and November, respectively, were reclassified from Advisor Services to Investor Services.
(4) Excludes Retirement Business Services.
(5) October 2020 includes 14.5 million new brokerage accounts related to the acquisition of TD Ameritrade.
(6) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(7) Represents average total interest-earning assets on the company’s balance sheet.
(8) October 2020 averages reflect a full month of Schwab balances and 26 days of TD Ameritrade balances following the acquisition closing on October 6, 2020. Calculating the consolidated daily average from the closing date onwards would result in Average Interest- Earning Assets, Average Margin Balances, and Average Bank Deposit Account Balances of $450,004 million, $52,744 million, and $157,414 million, respectively.
(9) Represents average TD Ameritrade clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(10) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(11) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s third quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

Beginning in 2021, the Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,559	$1,526	$1,559	$698	$8,122	$4,275	$4,691	$2,164
Acquisition and integration-related costs (1)	(104)	104	(42)	42	(367)	367	(160)	160
Amortization of acquired intangible assets	(153)	153	(25)	25	(461)	461	(43)	43
Income tax effects (2)	N/A	(61)	N/A	(16)	N/A	(208)	N/A	(49)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,302	$1,722	$1,492	$749	$7,294	$4,895	$4,488	$2,318
(1) Acquisition and integration-related costs for the three and nine months ended September 30, 2021 primarily consist of $58 million and $227 million of compensation and benefits, $35 million and $99 million of professional services, and $7 million and $30 million of occupancy and equipment. Acquisition and integration-related costs for the three and nine months ended September 30, 2020 primarily consist of professional services and compensation and benefits.
(2) The income tax effects of the non-GAAP adjustments is determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and is used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,011	44.0%	$889	36.3%	$5,690	41.2%	$2,824	37.6%
Acquisition and integration-related costs	104	2.3%	42	1.7%	367	2.7%	160	2.1%
Amortization of acquired intangible assets	153	3.3%	25	1.1%	461	3.3%	43	0.6%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,268	49.6%	$956	39.1%	$6,518	47.2%	$3,027	40.3%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,406	$.74	$615	$.48	$3,911	$2.06	$1,993	$1.54
Acquisition and integration-related costs	104.05		42.03		367.19		160.12
Amortization of acquired intangible assets	153.08		25.02		461.24		43.03
Income tax effects	(61)	(.03)	(16)	(.02)	(208)	(.10)	(49)	(.03)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,602	$.84	$666	$.51	$4,531	$2.39	$2,147	$1.66

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Return on average common stockholders’ equity (GAAP)	12%	10%	11%	12%
Average common stockholders’ equity	$47,492	$25,810	$47,908	$22,511
Less: Average goodwill	(11,952)	(1,735)	(11,952)	(1,482)
Less: Average acquired intangible assets — net	(9,609)	(1,268)	(9,762)	(693)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,895	67	1,913	67
Average tangible common equity	$27,826	$22,874	$28,107	$20,403
Adjusted net income available to common stockholders (1)	$1,602	$666	$4,531	$2,147
Return on tangible common equity (non-GAAP)	23%	12%	21%	14%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).